EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS
--------------------------------------------


     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-37253, Form S-8 No. 33-37829, Form S-8 No. 33-16362, Form
     S-8 No.  2-93268,  Form S-8 No.  2-65503  and Form  S-8 No.  333-83598)  of
     Scan-Optics, Inc. of our report dated March 26, 2003, with respect to the consolidated financial statements and schedule of Scan-Optics, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                             /s/ Ernst & Young LLP


Hartford, Connecticut
March 26, 2003